Exhibit 24.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated April 20, 1998 and March 15, 1998, included in the Registration Statement (Form SB-2 No. _______) and related Prospectus of BCAM International, Inc. for the registration of 2,605,198 shares of its common stock.


                                                      /s/ Ernst & Young LLP

Melville, New York
May 14, 1998